Exhibit 99.1

Surmodics Reports Second Quarter Fiscal 2017 Results, Updates Fiscal 2017 Financial Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--April 27, 2017--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2017 second quarter, ended March 31, 2017.

Second Quarter Fiscal 2017 Financial Highlights

  Total Revenue of $17.5 Million, up 5% year over year; Medical Device revenue increases 10%
  EPS of $0.04, Non-GAAP EPS of $0.05
  Narrows financial outlook for fiscal 2017

"This was an excellent quarter, both in terms of our revenue performance above expectations and the progress on our strategic initiatives,” said Gary Maharaj, President and CEO of Surmodics. "We made headway in our R&D pipeline for both our drug-coated balloon programs and catheter and peripheral balloon devices. These investments, we believe, will drive long-term shareholder value,” concluded Maharaj.

Second Quarter Fiscal 2017 Financial Results
Total revenue for the second quarter of fiscal 2017 was $17.5 million, compared with $16.7 million in the prior year period, driven by strength in the Medical Device segment.

Medical Device revenue was $12.7 million in the second quarter of fiscal 2017, an increase of 9.7% compared to the year-ago period. The growth stems from higher royalties as well as research, development and other revenue. In Vitro Diagnostics revenue was $4.8 million for the second quarter of fiscal 2017, a decrease of 6.3% from the year-ago period.

Diluted GAAP earnings per share in the second quarter of fiscal 2017 were $0.04 compared with $0.06 in the year ago period. On a non-GAAP comparative basis, earnings per share were $0.05 in the second quarter of fiscal 2017 versus $0.20 last year. Fiscal 2017 results include planned increased investments in research, development and other operating expenses to support the company’s whole-product strategy, including the SurVeil DCB.

As of March 31, 2017, Cash and Investments were $46.3 million. Surmodics generated cash from operating activities of $4.3 million in the first six months of fiscal 2017. Capital expenditures totaled $2.9 million for the first six months of fiscal 2017.

Fiscal 2017 Outlook
Surmodics narrowed its revenue and earnings guidance to reflect the strength of revenue in the first half of fiscal 2017, the expected increased research and development expenses in the second half of fiscal 2017 to support the Company’s whole-product solutions strategy and the contingent consideration adjustments recorded in the second quarter of fiscal 2017. Surmodics now expects fiscal year 2017 revenue to range from $65.0 million to $68.0 million, up from previous expectations in the range of $64.0 million to $68.0 million. The Company now expects diluted earnings (loss) in the range of $(0.02) to $0.08 per share as compared with the prior guidance of $(0.07) to $0.08 per share. Non-GAAP earnings per share guidance range is now $0.15 to $0.25 as compared with prior guidance of $0.18 to $0.33 per share.

Conference Call
Surmodics will host a webcast at 7:30 a.m. CT (8:30 a.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 6030657. The audio replay will be available beginning at 10:30 a.m. CT on Thursday, April 27, 2017, until 10:30 a.m. CT on Thursday, May 4, 2017.

About Surmodics, Inc.
Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) tests and microarrays. Following two recent acquisitions of Creagh Medical and NorMedix, the Company is executing a key growth strategy for its medical device business by expanding to offer total intravascular product solutions to its medical device customers. The combination of proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities, enables Surmodics to significantly increase the value it offers with highly differentiated intravascular solutions designed and engineered to meet the most demanding requirements. With this focus on offering total solutions, Surmodics’ mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information about the company, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2017, and our SurVeil drug-coated balloon and other proprietary products, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, obtain regulatory approval for, and commercialize our SurVeil DCB, and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) our ability to successfully identify, acquire, and integrate target companies, and achieve expected benefits from acquisitions that are consummated; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including non-GAAP operating income, non-GAAP income before income taxes, non-GAAP net income, EBITDA and non-GAAP diluted net income per share, and the non-GAAP effective tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries Condensed Consolidated Statements of Income (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenue:
Product sales	$7,936	$8,173	$15,637	$15,354
Royalties and license fees	7,319	6,697	15,320	14,651
Research, development and other	2,248	1,829	4,307	3,235
Total revenue	17,503	16,699	35,264	33,240
Operating costs and expenses:
Product costs	2,562	2,926	5,190	5,292
Research and development	8,208	4,868	14,178	8,502
Selling, general and administrative	5,076	4,853	9,938	8,501
Acquired intangible asset amortization	591	780	1,187	1,134
Contingent consideration accretion expense (gain)	(611)	392	(174)	501
Acquisition transaction, integration and other costs	—	640	—	3,131
Total operating costs and expenses	15,826	14,459	30,319	27,061
Operating income	1,677	2,240	4,945	6,179
Other income (loss), net	(116)	(57)	643	(191)
Income from operations before income taxes	1,561	2,183	5,588	5,988
Income tax provision	(1,055)	(1,362)	(2,782)	(2,514)
Net income	$506	$821	$2,806	$3,474

Basic income per share:	$0.04	$0.06	$0.21	$0.27

Diluted income per share:	$0.04	$0.06	$0.21	$0.26

Weighted average number of shares outstanding:
Basic	13,220	12,969	13,207	12,956
Diluted	13,428	13,190	13,415	13,187

Surmodics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	March 31,	September 30,
	2017	2016
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$11,259	$24,987
Available-for-sale securities	35,062	21,954
Accounts receivable, net	7,021	6,869
Inventories, net	3,347	3,579
Prepaids and other	1,679	1,169
Total Current Assets	58,368	58,558
Property and equipment, net	20,629	19,601
Deferred tax assets	4,502	5,027
Intangible assets, net	21,118	22,525
Goodwill	25,945	26,555
Other assets	731	628
Total Assets	$131,293	$132,894
Liabilities and Stockholders’ Equity
Current Liabilities	6,738	10,135
Contingent consideration, less current portion	12,945	13,592
Other long-term liabilities	2,198	2,334
Total Liabilities	21,881	26,061
Total Stockholders’ Equity	109,412	106,833
Total Liabilities and Stockholders’ Equity	$131,293	$132,894

Surmodics, Inc. and Subsidiaries Supplemental Segment Information (in thousands) (Unaudited)

	Three Months Ended March 31,
	2017		2016
Revenue:		% of Total		% of Total	% Change
Medical Device	$12,726	72.7%	$11,599	69.5%	9.7%
In Vitro Diagnostics	4,777	27.3%	5,100	30.5%	-6.3%
Total revenue	$17,503		$16,699		4.8%

	Six Months Ended March 31,
	2017		2016
Revenue:		% of Total		% of Total	% Change
Medical Device	$26,482	75.1%	$23,846	71.7%	11.1%
In Vitro Diagnostics	8,782	24.9%	9,394	28.3%	-6.5%
Total revenue	$35,264		$33,240		6.1%

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Operating income:
Medical Device	$1,504	$2,322	$5,223	$6,152
In Vitro Diagnostics	2,236	1,982	3,692	3,625
Total segment operating income	3,740	4,304	8,915	9,777
Corporate	(2,063)	(2,064)	(3,970)	(3,598)
Total income from operations	$1,677	$2,240	$4,945	$6,179

Surmodics, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts Schedule of Adjusted EBITDA and Cash Flows from Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net Income	$506	$821	$2,806	$3,474
Income tax provision	1,055	1,362	2,782	2,514
Depreciation and amortization	1,328	1,388	2,610	2,297
EBITDA	2,889	3,571	8,198	8,285

Adjustments:
Contingent consideration (gain) accretion expense (1)	(611)	392	(174)	501
Foreign exchange loss (gain) (2)	201	434	(473)	569
Acquisition transaction, integration and other costs (4)	—	640	—	3,131
Gain on strategic investment (5)	—	(361)	—	(361)
Adjusted EBITDA	$2,479	$4,676	$7,551	$12,125

Net Cash Provided by Operating Activities	$2,312	$3,302	$4,263	$9,580

Estimated Non-GAAP Net Income per Common Share Reconciliation For the Fiscal Year Ended September 30, 2017 (Unaudited)

	Full Fiscal Year Estimate
	Low	High
GAAP results	$(0.02)	$0.08
Contingent consideration adjustments (1)	0.06	0.06
Foreign exchange gain (2)	(0.04)	(0.04)
Amortization of acquired intangibles (3)	0.15	0.15
Non-GAAP results	$0.15	$0.25

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation (in thousands, except per share data) (Unaudited)

	For the Three Months Ended March 31, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$17,503	$1,677	9.6%	$1,561	$506	$0.04	67.6%
Adjustments:
Contingent consideration gain (1)	―	(611)	(3.5)	(611)	(611)	$(0.05)	43.5
Foreign exchange loss (2)	―	—	—	201	201	$0.02	(19.4)
Amortization of acquired intangible assets (3)	―	591	3.4	591	512	$0.04	(26.6)
Non-GAAP	$17,503	$1,657	9.5%	$1,742	$608	$0.05	65.1%

	For the Three Months Ended March 31, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$16,699	$2,240	13.4%	$2,183	$821	$0.06	62.4%
Adjustments:
Contingent consideration accretion expense (1)	―	392	2.3	392	392	0.03	(9.5)
Foreign exchange loss (2)	―	—	—	434	434	0.03	(7.6)
Amortization of acquired intangible assets (3)	―	780	4.7	780	667	0.05	(6.3)
Acquisition transaction, integration and other costs (4)	―	640	3.8	640	640	0.05	(5.6)
Gain on strategic investment (5)	―	—	—	(361)	(361)	(0.02)	3.0
Non-GAAP	$16,699	$4,052	24.2%	$4,068	$2,593	$0.20	36.3%

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation – continued (in thousands, except per share data) (Unaudited)

	For the Six Months Ended March 31, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$35,264	$4,945	14.0%	$5,588	$2,806	$0.21	49.8%
Adjustments:
Contingent consideration gain (1)	―	(174)	(0.5)	(174)	(174)	(0.01)	1.6
Foreign exchange (gain) (2)	―	—	—	(473)	(473)	(0.04)	4.9
Amortization of acquired intangible assets (3)	―	1,187	3.4	1,187	1,030	0.08	(8.3)
Non-GAAP	$35,264	$5,958	16.9%	$6,128	$3,189	$0.24	48.0%

	For the Six Months Ended March 31, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$33,240	$6,179	18.6%	$5,988	$3,474	$0.26	42.0%
Adjustments:
Contingent consideration accretion expense (1)	―	501	1.5	501	501	0.04	(3.3)
Foreign exchange loss (2)	―	―	—	566	566	0.04	(3.1)
Amortization of acquired intangible assets (3)	―	1,134	3.4	1,134	967	0.07	(2.9)
Acquisition transaction, integration and other costs (4)	―	3,131	9.4	3,131	2,825	0.22	(6.4)
Gain on strategic investment (5)	—	—	—	(361)	(361)	(0.03)	0.9
Research and development tax credit (6)	―	―	—	―	(222)	(0.02)	2.0
Non-GAAP	$33,240	$10,945	32.9%	$10,959	$7,750	$0.58	29.3%

(1) Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value.

(2) Foreign exchange gain and loss are related to marking non-U.S. dollar contingent consideration to period end exchange rates. The tables include foreign currency exchange loss or gain recorded in each respective period and do not include forecasted currency fluctuations in future periods.

(3) Amortization of acquisition-related intangible assets and associated tax impact.

(4) Represents acquisition-related costs, including due diligence and integration expenses. Due diligence and other fees include legal, tax, investment banker and other expenses associated with acquisitions that can be highly variable and not representative of on-going operations. Most of these costs were not deductible for income tax purposes.

(5) Represents the gain recognized on the sale of a strategic investment.

(6) Represents a discrete income tax benefit associated with the December 2015 signing of the Protecting Americans from Tax Hikes Act of 2015, which retroactively reinstated federal R&D income tax credits for calendar 2015.

(7) Net income includes the effect of the above adjustments on the income tax provision, taking into account deferred taxes and non-deductible items. An effective rate between 34-35% was used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-affected as all tax benefits are offset by a full valuation allowance.

CONTACT:
Surmodics, Inc.
Andy LaFrence, 952-500-7000
ir@surmodics.com